Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45673) pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of American Greetings Corporation of our report dated June 14, 2004, with respect to the financial statements and supplemental schedule of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 2004

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